Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No’s. 333-63637, 333-72134, 333-72296, 333-130773 and 333-130774 on Form S-8 of Synergetics USA, Inc. (the “Company”) of our report dated October 12, 2010, on the consolidated financial statements of the Company for each of the years in the three year period ended July 31, 2010, which appears in the Company’s Annual Report on Form 10-K for the year ended July 31, 2010.
/s/ UHY LLP
St. Louis, Missouri
October 12, 2010